Exhibit 10.3

PERFORMANCE UNIT AWARD AGREEMENT

ADDENDUM

(EPS)

THIS ADDENDUM TO THE PERFORMANCE UNIT AWARD AGREEMENT provides the rules and procedures relating to the grant of the Performance Unit Award and the operation of the Performance Unit Account.

A.                                   Definitions.  Any capitalized terms used, but not defined, in this Addendum shall have the meaning set forth in the Performance Unit Award Agreement.  Whenever the following terms are used in the Performance Unit Award Agreement or in this Addendum, they shall have the meaning specified below, unless the context clearly indicates to the contrary:

1.                                      Cumulative Actual EPS means the sum of the Company’s actual diluted earnings per share for each of the 2012-2014 calendar years.

2.                                      Cumulative Target EPS means the sum of the Company’s budgeted diluted earnings per share for each of the 2012-2014 calendar years, as determined by the Committee by March 15 of the applicable calendar year.

3.                                      Fifth Year Performance means the percentage by which the Five-Year Cumulative Actual EPS exceeds the Five-Year Cumulative Target EPS (but in no event less than zero).

4.                                      Five-Year Cumulative Actual EPS means the sum of the Company’s actual diluted earnings per share for each of the 2012-2016 calendar years.

5.                                      Five-Year Cumulative Target EPS means the sum of the Company’s budgeted diluted earnings per share for each of the 2012-2016 calendar years, as determined by the Committee by March 15 of the applicable calendar year.

6.                                      Four-Year Cumulative Actual EPS means the sum of the Company’s actual diluted earnings per share for each of the 2012-2015 calendar years.

7.                                      Four-Year Cumulative Target EPS means the sum of the Company’s budgeted diluted earnings per share for each of the 2012-2015 calendar years, as determined by the Committee by March 15 of the applicable calendar year.

8.                                      Fourth Year Performance means the percentage by which the Four-Year Cumulative Actual EPS exceeds the Four-Year Cumulative Target EPS (but in no event less than zero).

9.                                      Disability means Colleague shall become incapable of fulfilling his obligations because of injury or physical or mental illness which shall exist or may reasonably be anticipated to exist for a period of twelve (12) consecutive months or for an aggregate of twelve (12) months during any twenty-four (24) month period.

10.                               Performance Unit Account means the memorandum account maintained by the Company on behalf of Colleague which is credited with Performance Units.  Each Performance Unit represents the right to receive a distribution of cash in an amount as provided in the Performance Unit Award Agreement and this Addendum.

B.                                     Performance Unit Account.  As soon as practicable following the Award Date, the Company shall credit Colleague’s Performance Unit Account with the Performance Units.

C.                                     Lapse of Forfeiture Restrictions.  The Performance Unit Award is subject to forfeiture until the forfeiture restrictions lapse in accordance with Section 2(b) of the Performance Unit Award Agreement.

1.                                       2012-2014 Performance Units.  Notwithstanding the forfeiture provision in Section 2(b) of the Performance Unit Award Agreement, the forfeiture restrictions on the 2012-2014 Performance Units shall immediately lapse:

•                  upon Colleague’s termination of employment by the Company without good cause or by Colleague for good reason;

•                  upon Colleague’s voluntary termination of employment for any reason or by the Company without good cause on or after expiration of Colleague’s employment agreement;

•                  upon Colleague’s termination of employment by the Company without cause or by Colleague for good reason following a Change in Control; or

•                  provided the Performance Units have not been forfeited, upon Colleague’s death or Disability.

2.                                       2012-2015 Performance Units.  Notwithstanding the forfeiture provision in the Performance Unit Award Agreement, if any of the following occurs on or prior to March 14, 2017, the forfeiture restrictions on the 2012-2015 Performance Units shall immediately lapse:

•                  upon Colleague’s termination of employment by the Company without good cause or by Colleague for good reason;

•                  upon Colleague’s voluntary termination of employment for any reason or by the Company without good cause on or after expiration of the Colleague’s employment agreement;

•                  upon Colleague’s termination of employment by the Company without cause or by Colleague for good reason following a Change in Control;

•                  provided the Performance Units have not been forfeited, upon Colleague’s death or Disability; or

•                  provided the Performance Units have not been forfeited, on March 14, 2016 with respect to that portion of the 2012-2015 Performance Units that correspond to the Fourth Year Value .

D.                                    Valuation of Performance Units.  The value of the Performance Units (“Value”) shall be determined by the Committee as follows:

1.                                       2012-2014 Performance Units.

a.                                       Subject to subsection 1(c) and 3(a) of this Section D, if the Cumulative Actual EPS is 75% of the Cumulative Target EPS, the Value of the 2012-2014 Performance Units shall be equal to 60% of the 2012-2014 Performance Units and scaling up to 100% of the 2012-2014

Performance Units if 100% or more of the Cumulative Target EPS is achieved.  In no event may the Value of the 2012-2014 Performance Units exceed 100% of the 2012-2014 Performance Units.

b.                                      If the Cumulative Actual EPS is less than 75% of the Cumulative Target EPS, the Value the 2012-2014 Performance Units shall be zero and no amount shall be payable in respect of the 2012-2014 Performance Units.

c.                                       If the level of achievement of the budgeted profit target used for purposes of determining achievement of the Colleague’s annual bonus for the fiscal year in which the Performance Unit Award is granted is not achieved at a level of at least 40% of target for such fiscal year, the Value the 2012-2014 Performance Units shall be zero and no amount shall be payable in respect of the 2012-2014 Performance Units.

2.                                       2012-2015 Performance Units.

a.                                       Subject to subsection 2(c) and 3(b) of this Section D, if the Fourth Year Performance is 7.5% or more, the Value of the 2012-2015 Performance Units shall be equal to 100% of the 2012-2015 Performance Units and scaling down to 33.33% of the 2012-2014 Performance Units if the Fourth Year Performance is equal to 5% (the value of the 2012-2015 Performance Units determined herein, the “Fourth Year Value”).  Unless the forfeiture restrictions on the 2012-2015 Performance Units have earlier lapsed pursuant to Section C(2), the forfeiture restrictions with respect to the 2012-2015 Performance Units underlying the Fourth Year Value shall lapse as of                     .  If the Fourth Year Performance is less than 5%, the Fourth Year Value shall be equal to zero.

b.                                      Subject to subsection 2(c) and 3(b) of this Section D, if the Fourth Year Value is less than $562,500 and the Fifth Year Performance exceeds the Fourth Year Performance, a calculation similar to that set forth in subsection (a) above based on the Five-Year Cumulative Actual EPS and the Five-Year Cumulative Target EPS will be applied and the Value of the remaining 2012-2015 Performance Units shall be equal to the difference between (i) the amount of such calculation and (ii) the Fourth Year Value (such difference, the “Fifth Year Value”).  If the Fifth Year Performance does not exceed the Fourth Year Performance, the Fifth Year Value shall be equal to zero.

c.                                       If the level of achievement of the budgeted profit target used for purposes of determining achievement of the Colleague’s annual bonus for the fiscal year in which the Performance Unit Award is granted is not achieved at a level of at least 40% of target for such fiscal year, the Value the 2012-2015 Performance Units shall be zero and no amount shall be payable in respect of the 2012-2015 Performance Units.  In no event may the sum of the Fourth Year Value and Fifth Year Value exceed                     .

d.                                      Sample Calculation:

•                  Assume the Four-Year Cumulative Actual EPS is $10.60 and the Four-Year Cumulative Target EPS is $10.00.  The Fourth Year Performance is equal to 6%.  As such, the Fourth Year Value payable to Colleague would equal                     .  Because the Fourth Year Value is less than                     , Colleague would have the opportunity to earn the remaining                      based on the Fifth Year Performance.

•                  Assume the Five Year Cumulative Actual EPS is $10.70 and the Five Year Cumulative Target EPS is $10.00.  The Fifth Year Performance is equal to 7% which is greater than the Fourth Year Performance of 6%.  The Fifth Year Value payable to Colleague would be equal to          .

3.                                       Change in Control.

a.                                       2012-2014 Performance Units.  In the event a Change in Control occurs on or prior to December 31, 2014, the 2012-2014 Performance Units shall have a deemed Value of $1,500,000.  If a Change in Controls occurs after December 31, 2014, the Change in Control shall have no effect on the determination of Value of the 2012-2014 Performance Units and the Value shall be determined pursuant to Section D(1) above.

b.                                      2012-2015 Performance Units.  In the event a Change in Control occurs between January 1, 2015 and December 31, 2015, inclusive, the 2012-2015 Performance Units shall have a deemed Fourth Year Value of                      and a deemed Fifth Year Value equal to zero.  In the event a Change in Control occurs between January 1, 2016 and December 31, 2016, inclusive, and (i) the Fourth Year Value (as determined under Section D(2)(a) above) was equal to or greater than               , Colleague shall not be entitled to any further payment in respect of the 2012-2015 Performance Units or (ii) the Fourth Year Value (as determined under Section D(2)(a) above) was less than                     , the Fifth Year Value shall be equal to the difference between                      and the Fourth Year Value.  In the event a Change in Control occurs prior to January 1, 2015, the Value of the 2012-2015 Performance Units shall be deemed to be zero and no amount shall be payable in respect of the 2012-2015 Performance Units.  In the event a Change in Controls occurs after December 31, 2016, the Change in Control shall have no effect on the determination of Value of the 2012-2015 Performance Units and the Value shall be determined pursuant to Section D(2) above.

E.                                      Payment Date.

1.                                       2012-2014 Performance Units.  The Value of the 2012-2014 Performance Units as determined in Section D(1) above, if any, shall be distributed to Colleague (or, in the event of his death, Colleague’s Beneficiary) in cash in a lump sum payment on                    ; or earlier upon Colleague’s involuntary termination without cause or for good reason that occurs within twenty-four months following a Change in Control that also constitutes a change in control event pursuant to Treasury Regulations section 1.409A-3(i)(5)(v) (a “409A CIC”).  Any earlier payment upon Colleague’s involuntary termination without cause or for good reason shall be subject to Section F below.

2.                                       2012-2015 Performance Units.

(a)                                  The Fourth Year Value of the 2012-2015 Performance Units as determined in Section D(2) above, if any, shall be distributed to Colleague (or, in the event of his death, Colleague’s Beneficiary) in cash in a lump sum payment on                  ; or earlier upon Colleague’s involuntary termination without cause or for good reason that occurs within twenty-four months following a 409A CIC.   Any earlier payment upon Colleague’s involuntary termination without cause or for good reason shall be subject to Section F below.

(b)                                 The Fifth Year Value of the 2012-2015 Performance Units as determined in Section D(2) above, if any, shall be distributed to Colleague (or, in the event of his death, Colleague’s Beneficiary) in cash in a lump sum payment on                  ; or earlier upon Colleague’s involuntary termination without cause or for good reason that occurs within twenty-four months following a 409A CIC.  Any earlier payment upon Colleague’s involuntary termination without cause or for good reason shall be subject to Section F below.

F.                                      Plan Construction.  It is the intent of the Company that the Performance Units shall comply with Section 409A, and the Performance Unit Award Agreement and this Addendum shall be interpreted in a manner which is consistent with the foregoing intent.  Any provisions of the Performance Unit Award Agreement and this Addendum which would not comply with the requirements of Section 409A and the Regulations adopted thereunder shall be deemed to be modified or eliminated in order to comply with these requirements.  Sections of Colleague’s employment agreement addressing the application of Section 409A of the Code are hereby incorporated by reference.  Notwithstanding anything in the Plan, the Performance Unit Award Agreement or the Addendum to the contrary, in the event of a 409A CIC, the Company may terminate the Performance Unit Awards granted hereunder in a manner consistent with Section 1.409A-3(j)(ix)(B) of the regulations under Section 409A.

G.                                     Unfunded Plan.  The liability of the Company to the Colleague under this Performance Unit Award Agreement shall be that of a debtor only pursuant to such contractual obligations as are created by the Plan, the Performance Unit Award Agreement and this Addendum, and no such obligation of the Company shall be deemed to be secured by any assets, pledges, or other encumbrances on any property of the Company.  The Company has not segregated or earmarked any of the Company’s assets for the benefit of Colleague or his beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so.  Colleague and his beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Performance Unit and such right shall not be deemed superior to the right of any other creditor.